         As filed with the Securities and Exchange Commission on July 10, 1996
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                 INNERDYNE, INC.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                       87-0431168
(State of incorporation)                    (I.R.S. Employer Identification No.)

                              1244 REAMWOOD AVENUE
                           SUNNYVALE, CALIFORNIA 94089
                    (Address of principal executive offices)

                             -----------------------

                             1996 STOCK OPTION PLAN
                            (Full title of the Plan)

                             -----------------------

                                WILLIAM G. MAVITY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 INNERDYNE, INC.
                              1244 REAMWOOD AVENUE
                           SUNNYVALE, CALIFORNIA 94089

                                 (408) 745-6010

 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------
                                    Copy to:
                                Cathryn S. Chinn
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

               (Calculation of Registration Fee on following page)

- --------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                                                     Proposed          Proposed
                                                Maximum Amount        Maximum           Maximum         Amount of
                                                     to be        Offering Price       Aggregate      Registration
    Title of Securities to be Registered         Registered(1)       Per Share       Offering Price       Fee
- --------------------------------------------------------------------------------------------------------------------
1996 STOCK OPTION PLAN
   Common Stock,
   $.01 par value .............................  1,000,000 Shares   $4.125(2)        $4,125,000         $1,422.41


- -----------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Option Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the closing price of the Common Stock as reported on the Nasdaq National Market on July 8, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 filed pursuant to Section 13(a) of the Exchange Act.

         (c) The description of the Registrant's Common Stock (Items 1 and 2) contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on December 4, 1991.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.           DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Tenth of the Registrant's Amended and Restated Certificate of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.      EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.      EXHIBITS.

                 Exhibit
                 Number

                  4.1(1)   1996 Stock Option Plan.

                  5.1      Opinion of Venture Law Group, A Professional
                           Corporation.

                  23.1 Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1).

                  23.2     Consent of Independent Auditors (see p. 7).

                  24.1     Powers of Attorney (see p. 6).

- ---------------
(1) Incorporated by reference to exhibits filed in response to Item 13, "Exhibit List and Reports on Form 8-K," of the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995.

Item 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, InnerDyne, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 9th day of July, 1996.

                       InnerDyne,  Inc.

                       By:     /s/William G. Mavity
                               ----------------------------------------------
                               William G. Mavity
                               President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William G. Mavity and Robert A. Stern, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                    Title                               Date
               ---------                                    -----                               ----
/s/ William G. Mavity                    President and Chief Executive Officer                  July 9, 1996
- ------------------------------------
William G. Mavity                          (Principal Executive Officer)

/s/ Robert A. Stern                      Vice President and Chief Financial Officer             July 9, 1996
- ------------------------------------
Robert A. Stern                            (Principal Financial and Accounting

                                           Officer)

/s /Edward W. Benecke                    Director                                               July 9, 1996
- ------------------------------------
Edward W. Benecke

/s/ Robert M. Curtis                     Director                                               July 9, 1996
- ------------------------------------
Robert M. Curtis

/s/ Eugene J. Fischer                    Director                                               July 9, 1996
- ------------------------------------
Eugene J. Fischer

/s/ Guy P. Nohra                         Director                                               July 9, 1996
- ------------------------------------
Guy P. Nohra

/s/ Steven N. Weiss                      Director                                               July 9, 1996
- ------------------------------------
Steven N. Weiss

                                                                 EXHIBIT 23.2

                    INDEPENDENT AUDITOR'S CONSENT

We consent to incorporation by reference in the Registration Statement on Form S-8 of InnerDyne, Inc. of our report dated March 15, 1996, relating to the balance sheets of InnerDyne, Inc. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of InnerDyne, Inc.

                                                         KPMG Peat Marwick LLP

Salt Lake City, Utah
July 8, 1996

                                INDEX TO EXHIBITS

  Exhibit
   Number
   ------

     4.1(1)   1996 Stock Option Plan.

     5.1      Opinion of Venture Law Group, A Professional
              Corporation.

    23.1      Consent of Venture Law Group, A Professional
              Corporation (included in Exhibit 5.1).

    23.2      Consent of Independent Auditors (see p. 7).


    24.1      Powers of Attorney (see p. 6).

- ---------------
(1)      Incorporated by reference to exhibits filed in response to Item 13,
         "Exhibit List and Reports on Form 8-K," of the Registrant's Annual
         Report on Form 10-KSB for the year ended December 31, 1995.

